UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 21, 2006
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)	(Zip Code)
(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)
     (Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) and (c): Not applicable.
     (b): On April 21, 2006, Peter Wirth, Esq. informed EPIX Pharmaceuticals, Inc. (“EPIX”) that he has determined not to stand for re-election to the EPIX Board of Directors when his term expires at EPIX’s upcoming 2006 annual meeting of stockholders.
     (d): On April 24, 2006, EPIX announced that it has appointed Michael Gilman, Ph.D. to serve as a member of the EPIX Board of Directors, effective immediately. Dr. Gilman will serve as a Class I Director, subject to his earlier resignation or removal, until EPIX’s upcoming 2006 annual meeting of stockholders, at which Dr. Gilman will be standing for re-election for a term to expire at EPIX’s 2009 annual meeting of stockholders, subject to his earlier resignation or removal. The Board of Directors has not yet determined on which committees of the Board of Directors Dr. Gilman will be asked to serve.
     In the third quarter of 2005, EPIX engaged Dr. Gilman to serve as a consultant in connection with EPIX’s evaluation of privately-held biotechnology companies for acquisition. On April 3, 2006, EPIX announced the signing of a definitive agreement and plan of merger by and among EPIX, EPIX Delaware, Inc. (“EPIX Delaware”), a wholly-owned subsidiary of EPIX, and Predix Pharmaceuticals Holdings, Inc., a privately-held pharmaceutical company based in Lexington, Massachusetts (“Predix”), pursuant to which Predix is to merge with and into EPIX Delaware (the “Merger”). The Merger is expected to close by the end of July 2006. Pursuant to the terms of Dr. Gilman’s consulting agreement, EPIX paid Dr. Gilman approximately $22,950 in 2005 for his services and has paid him an additional $24,920 as of March 31, 2006. Upon completion of Dr. Gilman’s remaining consulting services in connection with the Merger, his relationship as a consultant to EPIX will end.
Item 8.01. Other Events.
     On April 24, 2006, EPIX issued a press release announcing Mr. Wirth’s intention to not stand for re-election and Dr. Gilman’s appointment to the EPIX Board of Directors as further described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release dated April 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: April 26, 2006	/s/ Michael J. Astrue
Michael J. Astrue
Interim Chief Executive Officer